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                                                                   Exhibit 10.29

                LETTERHEAD OF CHESAPEAKE BIOLOGICAL LABORATORIES, INC.


                                            November 21, 1996

William P. Tew, Ph.D.
Chief Executive Officer
Chesapeake Biological Laboratories, Inc.
11412 Cronridge Drive
Owings Mills, MD  21117

Dear Bill:

    As you know, CBL's Executive Compensation Committee has been discussing changes to the Company's executive employment agreements in an effort to best position the Company for future growth. An agreement on revisions to the Chief Executive Officer and President employment agreements was reached between you and the Executive Compensation Committee on November 18, 1996.

    Accordingly this letter will confirm your agreement to the following modifications to your employment agreement, dated July 1, 1995.

    1.   Paragraph 3, page 3, Term is replaced in its entirety with -

         "Unless further extended or sooner terminated as herein provided, the employment of the Employee as provided herein will be for an initial term (the "Initial Term") commencing on the date hereof and ending on the third anniversary of the date hereof. The term of the Employee's employment shall be automatically extended beyond the Initial Term for an indefinite number of successive three (3) year renewal terms (each a "Renewal Term" and together the "Renewal Terms") thereafter unless and until, not less than one year (1) year prior to the last day of the Initial Term or the Renewal Term, as the case may be, then in effect, the Corporation shall have delivered to the Employee, or the Employee shall have delivered to the Corporation, written notice that the term of the Employee's employment hereunder will not be so extended. The Initial Term, together with all Renewal Terms, is hereinafter referred to as the "Employment Term."

    2.   Paragraph 5, page 3, Base Salary is replaced in its entirety with -

         "During the Employment Term, the Corporation shall pay to the Employee a base salary (the "Base Salary") for services rendered under this Agreement at an Initial rate of One Hundred Seventy Thousand ($170,000) per year in accordance with the Corporation's normal payroll policies and subject to required withholding. Compensation of the Employee by payment of the Base Salary shall not be deemed exclusive and shall not in any way limit or reduce any other obligation of the Corporation hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Corporation to pay the Base Salary to the Employee hereunder.

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November 21, 1996
Page 2


    In exchange for your agreement to the above two revisions to your employment agreement, the Company's Executive Compensation Committee has agreed to:

    1. Raise the cap on the performance adjustment to your Base Salary from 40% to 100% (A Proposal for Senior Management Compensation paragraph 2, adopted by the Board, November 12, 1992).

    2. Grant you an incentive stock option for seventy five thousand (75,000) shares of CBL's class A common stock from the Company's 4th Incentive Stock Option Plan.

    3. File an SEC Form S-8 registration statement for all stock (issued and unissued) in the Company's 1st, 2nd, 3rd and 4th Incentive Stock Option Plans.

    Please note that the agreements set forth in this letter are not to become effective until the Board of Directors of CBL takes action in reliance upon the terms of this letter and adopts the resolutions necessary to effectuate the matters described.

    Please execute the enclosed copy of this letter in the space provided below to indicate your consent and agreement to the foregoing.

                             Sincerely,
                             Chesapeake Biological Laboratories, Inc.



              BY:   /s/ Harvey Miller                    /s/ Regis Burke
                    -----------------                    ---------------
                    Harvey Miller                        Regis Burke
                          Executive Compensation Committee


    Agreed this 9 day of December, 1996.


                                /s/ William P. Tew, Ph.D.
                                --------------------------
                                William P. Tew, Ph.D.